As filed with the Securities and Exchange Commission on April 21, 2026

Registration No. 333-295148

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
REGISTRATION STATEMENT ON FORM S-8 NO. 333-295148
UNDER
THE SECURITIES ACT OF 1933

VEON LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Index Tower (East Tower), Unit 1703 Dubai International Financial Centre (DIFC) United Arab Emirates (Address of Principal Executive Offices, including zip code)	Not Applicable (I.R.S. Employer Identification No.)

VEON LTD 2021 LONG TERM INCENTIVE PLAN, AS AMENDED

VEON LTD 2021 DEFERRED SHARE PLAN, AS AMENDED
VEON LTD UMBRELLA INCENTIVE PLAN
(Full title of the plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (212) 947-7200
(Name, address, and telephone number, including area code, of agent for service)

With a copy to:
Melisa Brower, Esq.

Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, NY 10022
+1 (212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ❑

EXPLANATORY NOTE

Veon Ltd., an exempted company limited by shares, incorporated and existing under the laws of Bermuda with registration number 43271 (the “Registrant”), hereby amends its original Registration Statement on Form S-8 (File No. 333-295148) filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2026 (the “Original Filing”) solely for the purpose of replacing the auditor’s consent filed as Exhibit 23.1 to the Original Filing with the auditor’s consent filed as Exhibit 23.1 herewith. The auditor’s consent included in the Original Filing contained a conformed signature of UHY LLP; however, UHY LLP had not provided its executed consent prior to the date of the Original Filing. This filing is being made solely to update the exhibit index and provide the auditor’s consent and does not update, amend, or modify any other information, statement or disclosure contained in or filed with the Original Filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit Number	Description of Document
4.1	Form of Deposit Agreement (common shares), as amended, between VEON Ltd. and The Bank of New York Mellon, as depositary, incorporated by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on April 25, 2025
4.2	Rules of the VEON Ltd. 2021 Long Term Incentive Plan, as amended November 7, 2023, incorporated by reference to Exhibit 4.6 to the Registrant’s Form 20-F filed with the Commission on October 17, 2024
4.3	Rules of the VEON Ltd. 2021 Deferred Share Plan, as amended November 7, 2023, incorporated by reference to Exhibit 4.7 to the Registrant’s Form 20-F filed with the Commission on October 17, 2024
4.4*	Rules of the VEON Ltd. Umbrella Incentive Plan
5.1*	Opinion of Wakefield Quin, with respect to the legality of the securities being registered
23.1	Consent of UHY LLP
23.2*	Consent of Wakefield Quin (included in the opinion filed as Exhibit 5.1)
24.1*	Limited Power of Attorney of the directors of the Registrant (contained in the signature pages hereto)
107*	Filing Fee Table

_____________

* Previously filed with Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Dubai International Financial Centre, United Arab Emirates, on April 21, 2026.

VEON Ltd.
(Registrant)

By:	/s/ Kaan Terzioğlu
Name:	Kaan Terzioğlu
Title:	Director & Group Chief Executive Officer

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on April 21, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

Note: No other person is required to sign this Post-Effective Amendment to the Original Filing in reliance on Rule 478 of the Securities Act of 1933, as amended.